EXHIBIT 10.40

PERFORMANCE UNIT AGREEMENT

Name of Participant:  _______________________________
Name of Plan:     Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan
Number of Performance Units:  _______________________
Three-Year Performance Period:    October 1, 20___ to October 1, 20___
Date of Award: _______________________, 20____
Vesting Date of Award: October 1, 20___
Ashland Global Holdings Inc. (“Ashland”) hereby confirms the grant of a Performance Unit Award (“Award”) to the above-named Participant (hereinafter called the “Participant”) pursuant to the Amended and Restated 2015 Ashland Global Holdings Inc. Incentive Plan (hereinafter called the “Plan”) (Attachment 1) and this Performance Unit Agreement (“Agreement”) in order to provide the Participant with an additional incentive to continue his/her services to Ashland and to continue to work for the best interests of Ashland.
This Award is granted under, and subject to, all the terms and conditions of the Long-Term Incentive Plan Program Memorandum (“LTIP”) (Attachment 2) and the Plan, including, but not limited to, the forfeiture provision of Section 16(H) of the Plan. Capitalized terms used but not defined in this Agreement shall have the meanings given such terms in the Plan or the LTIP, as applicable.
In consideration of this Award, the Participant agrees that without the written consent of Ashland, the Participant will not (i) engage directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee or otherwise in any business or activity competitive with the business conducted by Ashland or any of its subsidiaries; or (ii) perform any act or engage in any activity that is detrimental to the best interests of Ashland or any of its subsidiaries, including, without limitation, (aa) solicit or encourage any existing or former employee, director, contractor, consultant, customer or supplier of Ashland or any of its subsidiaries to terminate his, her or its relationship with Ashland or any of its subsidiaries for any reason, or (bb) disclose proprietary or confidential information of Ashland or any of its subsidiaries to third parties or use any such proprietary or confidential information for the benefit of anyone other than Ashland and its subsidiaries (the “Participant Covenants”), provided, however, that section (ii) above shall not be breached in the event that the Participant discloses proprietary or confidential information to the Securities and Exchange Commission, to the extent necessary to report suspected or actual violations of U.S. securities laws, or the Participant’s disclosure of proprietary or confidential information is protected under the whistleblower provisions of any applicable law or regulation. Furthermore, Participant is advised that if Participant discloses proprietary or confidential information of Ashland or its subsidiaries that constitutes a trade secret to which the Defend Trade Secrets Act (18 USC Section 1833(b)) applies, then Participant shall not be held criminally or civilly liable under any federal or state trade secret law, or considered to be in violation of this Agreement where Participant's disclosure is made solely for the purpose of reporting or investigating a suspected violation of law and in confidence to a federal, state, or local government official, whether directly or indirectly, or to an attorney; or where Participant's disclosure is made in a complaint or other document filed in a lawsuit or other proceeding against Ashland or any of its subsidiaries, and such filing is made under seal. The Participant understands that if he or she makes a disclosure of proprietary or confidential information that is covered above, he or she is not required to inform Ashland, in advance or otherwise, that such disclosure(s) has been made.

EXHIBIT 10.40

Notwithstanding any other provision of the Plan or this Agreement to the contrary, but subject to any applicable laws to the contrary, the Participant agrees that in the event the Participant fails to comply or otherwise breaches any of the Participant Covenants either during the Participant’s employment or within twenty-four (24) months following the Participant’s termination of employment with Ashland or its subsidiaries for any reason: (i) Ashland may eliminate or reduce the amount of any compensation, benefit, or payment otherwise payable by Ashland or any of its subsidiaries (either directly or under any employee benefit or compensation plan, agreement, or arrangement), except to the extent such compensation, benefit or payment constitutes deferred compensation under Section 409A of the Internal Revenue Code (“Section 409A”) and such elimination or reduction would trigger a tax or penalty under Section 409A, to or on behalf of the Participant in an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) or payable to the Participant under this Agreement; and/or (ii) Ashland may require the Participant to pay Ashland an amount up to the total amount paid (or closing stock price of Common Stock on the payment date multiplied by the number of shares of Common Stock awarded) to the Participant under this Agreement; in each case together with the amount of Ashland’s court costs, attorney fees, and other costs and expenses incurred in connection therewith.
Based upon the attainment of the Performance Goals outlined in the LTIP and the Participant’s continued employment through the Vesting Date, this Award of Performance Units will be paid to the Participant in shares of Ashland Common Stock, par value $0.01 per share (“Common Stock”).
Notwithstanding the foregoing, and notwithstanding any provision of Section 12(A) of the Plan to the contrary, this Award shall be treated as follows in the event of a Change in Control during the Performance Period and while the Participant remains employed by Ashland:
(i) If the Award is assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then the Award shall be treated as follows:
(a) If the Change in Control occurs during the first twelve (12) months of the Performance Period, then (I) a pro-rata portion of the Performance Units will become vested as of the date of the Change in Control (and payable within 30 days thereafter), determined by multiplying the target number of Performance Units by a fraction, the numerator of which is the number of days from the first day of the Performance Period through the date of the Change in Control and the denominator of which is the full number of days in the Performance Period; and (II) a pro-rata portion of the Performance Units will be converted to a time-based, stock-settled Restricted Stock Unit award, with the number of such Restricted Stock Units determined by multiplying the target number of Performance Units by a fraction, the numerator of which is the number of days remaining in the Performance Period after the date of the Change in Control and the denominator of which is the full number of days in the Performance Period, and such Restricted Stock Units will continue to vest, subject to the Participant’s continued employment through the Vesting Date; provided that any such outstanding unvested Restricted Stock Units will immediately vest upon the termination of the Participant’s employment by Ashland without “Cause” (as defined below), and not as a result of the Participant’s Disability or death, during the one-year period beginning on the date of the Change in Control.
(b) If the Change in Control occurs after the first twelve (12) months of the Performance Period, then (I) a pro-rata portion of the Performance Units will become vested as of the date of the Change in Control (and payable within 30 days thereafter), determined by multiplying the number of Performance Units earned based upon actual achievement of the Performance Goals up to the date of the Change in Control by a fraction, the numerator of which is the number of days from the first day of the Performance Period through the date of the Change in Control and the denominator of which is the full number of days in the Performance Period; and (II) a pro-rata portion of the Performance Units will be converted to a time-based, stock-settled Restricted Stock Unit award, with the number of such Restricted Stock Units determined by

EXHIBIT 10.40

multiplying the number of Performance Units earned based upon actual achievement of the Performance Goals up to the date of the Change in Control by a fraction, the numerator of which is the number of days remaining in the Performance Period after the date of the Change in Control and the denominator of which is the full number of days in the Performance Period, and such Restricted Stock Units will continue to vest, subject to the Participant’s continued employment through the Vesting Date; provided that any such outstanding unvested Restricted Stock Units will immediately vest upon the termination of the Participant’s employment by Ashland without “Cause” (as defined below), and not as a result of the Participant’s Disability or death, during the one-year period beginning on the date of the Change in Control.
(ii) If the Award is not assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control, then the Performance Units will immediately vest in full (without pro-ration) upon the date of the Change in Control, based upon (a) the target number of Performance Shares, if the Change in Control occurs during the first twelve (12) months of the Performance Period; or (b) the number of Performance Units earned based upon actual achievement of the Performance Goals up to the date of the Change in Control, if the Change in Control occurs after the first twelve (12) months of the Performance Period.
For the avoidance of doubt, the transaction, or series of transactions, initially approved by the Ashland Board of Directors on September 16, 2015, intended to separate the Valvoline business from Ashland’s specialty chemical business and create two independent, publicly traded companies, shall not constitute a “Change in Control” for purposes of this Award.
For purposes of this Agreement, “Cause” shall mean (i) the willful and continued failure of the Participant to substantially perform his or her duties with Ashland or a subsidiary (other than such failure resulting from the Participant’s incapacity due to physical or mental illness), (ii) willful engaging by the Participant in gross misconduct materially injurious to Ashland or a subsidiary, or (iii) the Participant’s conviction of or the entering of a plea of nolo contendre (or similar plea under the law of a jurisdiction outside the United States) to the commission of a felony (or a similar crime or offense under the law of a jurisdiction outside the United States).
Notwithstanding any other provision of this Agreement, the P&C Committee may, in its sole discretion, provide for accelerated vesting of the Award at any time and for any reason.
For purposes of this Agreement, the Award will not be considered to be assumed, continued, converted or replaced by the surviving or resulting entity in connection with the Change in Control unless (i) the Award is adjusted to prevent dilution of the Participant’s rights hereunder as a result of the Change in Control, and (ii) immediately after the Change in Control, the Award relates to shares of stock in the surviving or resulting entity which are publicly traded and listed on a national securities exchange, in each case as determined by the P&C Committee in its sole discretion prior to such Change in Control.
To the extent that the Award becomes vested pursuant to this Agreement in connection with a Change in Control or the termination of the Participant’s employment thereafter, the vested portion of the Award will be paid within 30 days after such amount becomes vested as provided herein; provided, however, that to the extent necessary to comply with Section 409A, any such vested amount shall be payable upon the earlier of (i) within 30 days after the Vesting Date; (ii) within 30 days after the Participant’s separation from service (within the meaning of Section 409A) or, if the Participant is a specified employee (as determined by Ashland in accordance with Section 409A), within 30 days after the first business day that is at least six months after the Participant’s separation from service; or (iii) within 30 days after the occurrence of a Change in Control that constitutes a “change in control event” within the meaning of Treasury Regulation § 1.409A-3(i)(5).

EXHIBIT 10.40

Ashland confirms this Award to the Participant, as a matter of separate agreement and not in lieu of salary or any other compensation for services, of the number of Performance Units set forth above, subject to and upon all the terms, provisions and conditions contained herein and in the LTIP and the Plan. Copies of the Plan and related Prospectus are available for the Participant’s review on Fidelity’s website.
Nothing contained in this Agreement, the LTIP or in the Plan shall confer upon the Participant any right to continue in the employment of, or remain in the service of, Ashland or its subsidiaries.
Information about the Participant and the Participant’s participation in the Plan may be collected, recorded and held, used and disclosed by and among Ashland, its subsidiaries and any third party Plan administrators as necessary for the purpose of managing and administering the Plan. The Participant understands that such processing of this information may need to be carried out by Ashland, its subsidiaries and by third party administrators whether such persons are located within the Participant’s country or elsewhere, including the United States of America. By accepting this Award, the Participant consents to the processing of information relating to the Participant and the Participant’s participation in the Plan in any one or more of the ways referred to above.
The Participant consents and agrees to electronic delivery of any documents that Ashland may elect to deliver (including, but not limited to, prospectuses, prospectus supplements, grant or award notifications and agreements, account statements, annual and quarterly reports, and all other forms of communications) in connection with this and any other award made or offered under the Plan. The Participant understands that, unless earlier revoked by the Participant by giving written notice to Ashland Global Holdings Inc., Attn: Shea Blackburn, 50 E. RiverCenter Blvd., Covington, KY 41011, this consent shall be effective for the duration of the Award. The Participant also understands that the Participant shall have the right at any time to request that Ashland deliver written copies of any and all materials referred to above at no charge.
Please contact Shea Blackburn if you have any questions.
This Award of Performance Units is subject to the Participant’s on-line acceptance of the terms and conditions of this Agreement through the Fidelity website. The right to the Performance Units under the Plan shall expire if not accepted by __________________.
By accepting the terms and conditions of this Agreement, the Participant acknowledges receipt of a copy of the Plan, Prospectus, and Ashland’s most recent Annual Report and Proxy Statement (the “Prospectus Information”). The Participant represents that he or she is familiar with the terms and provisions of the Prospectus Information and hereby accepts this Award on the terms and conditions set forth herein and in the Plan, and acknowledges that he or she had the opportunity to obtain independent legal advice at his or her expense prior to accepting this Award.
IN WITNESS WHEREOF, ASHLAND has caused this instrument to be executed and delivered effective as of the day and year first above written.

ASHLAND GLOBAL HOLDINGS INC.

By: __________________________________

Name: __________________________________
Title:  __________________________________

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